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“TAKE OR PAY”

POTÁSSIO DO BRASIL LTDA.

By this instrument, the Parties:

POTÁSSIO DO BRASIL LTDA, limited liability company registered in the National Register of Legal Entities of the Ministry of Economy – CNPJ/ME under No. 10.971.768/0001-66, headquartered in the city of Manaus, State of Amazonas, at Rua Rio Içá, No. 310, 1st floor, room 105, neighborhood Nossa Senhora das Graças, Zip Code 69.053-100, hereby represented in the form of its Articles of Incorporation (“PDB”), and

KIMIA SOLUTIONS LTDA, a company headquartered in the city of São Paulo, State of São Paulo, at Alameda Santos, No. 2,326, 16th floor, Suite 164, ZIP Code 01418-200, enrolled with the CNPJ under No. 47.704.350/0001-00, herein represented by its duly authorized legal representatives, hereinafter referred to simply as “KIMIA”.

BRAZIL POTASH CORP., a company duly organized and existing under the laws of Canada, with registered address at 198 Davenport Road, Toronto, Ontario, M5R 1J2, Canada (“GRO”); and PBF Participações Ltda, a company duly organized and existing under the laws of Brazil, with registered address in the city of São Paulo, State of São Paulo, at Alameda Santos, No. 2,326, 16th floor, Suite 164, ZIP Code 01418-200, enrolled with the CNPJ under No. 21.101.429/0001-45 (“PBF”).

Each of GRO and PBF joins this instrument exclusively to provide support as contemplated in Clause 5.3 and/or under separate guarantee instruments, and does not assume, and is not responsible for, any take-or-pay, supply, purchase, delivery or other operational obligations set forth herein. For the avoidance of doubt, references to “PARTIES” or “PARTY” in this Agreement refer only to PDB and KIMIA, unless expressly stated otherwise

PdB and KIMIA when jointly designated, hereinafter “PARTIES” and, when individually and indistinctly designated, hereinafter “PARTY”.

WHEREAS:

I.   PDB is developing a Potassium mine in the municipality of Autazes, AM (PROJECT) with a mineral reserve with production capacity presented in its PAE - Economic

“TAKE OR PAY”

POTÁSSIO DO BRASIL LTDA.

Por este instrumento, as Partes:

POTÁSSIO DO BRASIL LTDA, sociedade limitada inscrita no Cadastro Nacional da Pessoa Jurídica do Ministério da Economia – CNPJ/ME sob o nº 10.971.768/0001-66, com sede na cidade de Manaus, Estado do Amazonas, na Rua Rio Içá, nº 310, 1º andar, sala 105, bairro Nossa Senhora das Graças, CEP 69.053-100, neste ato representada na forma de seu Contrato Social (“PDB”); e

KIMIA SOLUTIONS LTDA, sociedade com sede na cidade de São Paulo, Estado de São Paulo, na Alameda Santos, nº 2.326, 16º andar, Conjunto 164, CEP 01418-200, inscrita no CNPJ sob o nº 47.704.350/0001-00, neste ato representada por seus representantes legais devidamente autorizados, doravante denominada simplesmente “KIMIA”;

BRAZIL POTASH CORP., sociedade devidamente constituída e existente de acordo com as leis do Canadá, com sede na 198 Davenport Road, Toronto, Ontario, M5R 1J2, Canadá (“GRO”); e PBF Participações Ltda, sociedade devidamente constituída e existente de acordo com as leis do Brasil, com sede na cidade de São Paulo, Estado de São Paulo, na Alameda Santos, nº 2.326, 16º andar, Conjunto 164, CEP 01418-200, inscrita no CNPJ sob o nº 21.101.429/0001-45 (“PBF”).

Cada uma das sociedades GRO e PBF adere a este instrumento exclusivamente para prestar suporte conforme previsto na Cláusula 5.3 e/ou por meio de instrumentos de garantia separados, não assumindo, nem sendo responsável, por quaisquer obrigações de take-or-pay, fornecimento, aquisição, entrega ou outras obrigações operacionais previstas neste contrato. Para evitar dúvidas, as referências às “PARTES” ou “PARTE” neste Contrato dizem respeito exclusivamente à PDB e à KIMIA, salvo disposição expressa em contrário.

PdB e KIMIA, quando conjuntamente designadas, doravante denominadas “PARTES”, e, quando designadas individual e indistintamente, doravante denominadas “PARTE”.

CONSIDERANDO QUE:

I.   A PDB está desenvolvendo uma mina de potássio no município de Autazes, AM (PROJETO), com uma reserva mineral com

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Use Plan of up to 2,200,000 annual tonnes of Potassium Chloride - MOP 95 (PRODUCT);

II.   PDB’s commercial strategy includes contracting, from now on, commitments to commercialize the PRODUCT in the TAKE OR PAY (TOP) modality between PDB and companies that consume / commercialize the said PRODUCT in the national market, considering the Annual Commercialization Policy of PDB to be presented to the Company KIMIA at the beginning of the “Initial Confirmation” of the Project, CLAUSE FOUR – item 4.1.

III.   KIMIA through its partners and companies belonging to its economic group, has been operating in the Fertilizer purchase and sale market since 1978 and is interested in committing to acquire the PRODUCT in the TOP modality, provided that certain conditions negotiated by mutual agreement and in good faith between the PARTIES; and

IV.  The PARTIES wish to regulate the obligations of acquisition, in the condition of TOP, by Company KIMIA and the obligation of sale, by PDB, of the equivalent of up to 23% to 32% of the total produced annually by PDB, up to the limit of 704,000 (seven hundred and four thousand) metric tonnes of PRODUCT per year, upon the execution of this commercial commitment. In this agreement, the term “per year” refers to full periods of twelve (12) months from January to December.

The present Commercial Product Acquisition Commitment (“COMMITMENT”) is fair and agreed upon, which will be governed by the clauses and conditions set forth below, as follows:

1.  CLAUSE ONE – RECIPROCAL OBLIGATION OF PURCHASE AND SALE (“TAKE OR PAY”)

1.1.  Subject to compliance with the conditions established in this COMMITMENT, in particular (but not limited to) those provided for in items 3.1 and 4.1 below, KIMIA undertakes to purchase from PDB, and PDB undertakes to sell to KIMIA the amount corresponding to 23% to 32% of PDB’s Potash Production, limited to capacidade de produção apresentada em seu PAE – Plano de Aproveitamento Econômico – de até 2.200.000 toneladas anuais de Cloreto de Potássio - MOP 95 (PRODUTO);

II.   A estratégia comercial da PDB inclui a contratação, desde já, de compromissos para comercialização do PRODUTO na modalidade TAKE OR PAY (TOP), entre a PDB e empresas que consumam e/ou comercializem o referido PRODUTO no mercado nacional, considerando a Política Anual de Comercialização da PDB, a ser apresentada à empresa KIMIA no início da “Confirmação Inicial” do Projeto, conforme disposto na CLÁUSULA QUARTA – item 4.1;

III.   A KIMIA, por meio de seus sócios e empresas pertencentes ao seu grupo econômico, atua no mercado de compra e venda de fertilizantes desde 1978 e tem interesse em assumir o compromisso de adquirir o PRODUTO na modalidade TOP, desde que determinadas condições sejam negociadas de comum acordo e de boa-fé entre as PARTES; e

IV.  As PARTES desejam regulamentar as obrigações de aquisição, na condição TOP, pela empresa KIMIA, e a obrigação de venda, pela PDB, do equivalente de até 23% a 32% do total produzido anualmente pela PDB, até o limite de 704.000 (setecentas e quatro mil) toneladas métricas de PRODUTO por ano, mediante a celebração deste compromisso comercial. Neste acordo, o termo “por ano” refere-se a períodos completos de doze (12) meses, de janeiro a dezembro.

O presente Compromisso Comercial de Aquisição de Produto (“COMPROMISSO”) é justo e acordado, e será regido pelas cláusulas e condições estabelecidas a seguir:

1.  CLÁUSULA PRIMEIRA – OBRIGAÇÃO RECÍPROCA DE COMPRA E VENDA (“TAKE OR PAY”)

1.1.  Sujeito ao cumprimento das condições estabelecidas neste COMPROMISSO, em especial (mas não se limitando) àquelas previstas nos itens 3.1 e 4.1 abaixo, a KIMIA compromete-se a comprar da PDB, e a PDB compromete-se a vender à KIMIA, a quantidade correspondente a 23% a 32%

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704,000 (seven hundred and four thousand) tonnes per year of PRODUCT, in the manner and frequency provided for in clause 1.1.3. PDB shall notify KIMIA in writing of the firm percentage amount no later than the earlier of (i) one (1) year from this Agreement’s execution date and (ii) the date on which Brazil Potash’s board of directors approves the Final Investment Decision to commence construction, and in any event prior to the commencement of construction. The acquisition will begin to occur when the Potash Production of PDB (“RAMP UP”) begins, always in the proportionality of 23% to 32%. By way of clarification, when production is “full”, which will take place after the conclusion of the RAMP UP, the estimated volume to be purchased will reach a maximum volume of up to 704,000 tonnes (seven hundred and four Thousand tons/year).

1.1.1.As RAMP UP is understood as the stage from the beginning of Production to “full” Production, which is the moment when PDB has the condition of full production of the PRODUCT, the beginning of RAMP UP must be informed in writing by PDB to KIMIA, under the terms of Clause Four and may not exceed a period of up to 6 (six) years (PDB has six year to inform or the start of ramp up itself) from the present date.

1.1.2.Therefore, and in compliance with the terms of item 4.1., during the RAMP UP, KIMIA undertakes to acquire, as established in item 1.1.3 below, 23% to 32% of the Annual Potash Production limited to the amount of 704,000 (seven hundred and four thousand) metric tonnes per year, and PDB undertakes to sell this same 23% to 32% of the Annual Potash Production.

1.1.3.The PARTIES shall jointly define the Monthly PRODUCT Withdrawal Program by November 30th of the year preceding the year of withdrawal. The official monthly PRODUCT withdrawal amount will be confirmed with monthly order by the 15th day of each month prior to the month of withdrawal, with an adjustment margin of up to 10% in relation to the amounts defined in the previous year being allowed.

da Produção de Potássio da PDB, limitada a 704.000 (setecentas e quatro mil) toneladas por ano do PRODUTO, da forma e frequência previstas na cláusula 1.1.3. A PDB deverá notificar a KIMIA, por escrito, sobre o percentual firme escolhido até o prazo que ocorrer primeiro entre: (i) um (1) ano da data de assinatura deste Contrato e (ii) a data em que o Conselho de Administração da Brazil Potash aprovar a Decisão Final de Investimento (FID) para início das obras — em qualquer caso, antes do início da construção. A aquisição começará a ocorrer com o início da Produção de Potássio da PDB (“RAMP UP”), sempre proporcionalmente entre 23% e 32%. Para esclarecimento, quando a produção estiver em “plena capacidade”, o que ocorrerá após a conclusão do RAMP UP, o volume estimado a ser adquirido atingirá um volume máximo de até 704.000 toneladas por ano.

1.1.1.Entende-se por RAMP UP a fase entre o início da Produção e a Produção “plena”, momento em que a PDB atinge sua capacidade total de produção do PRODUTO. O início do RAMP UP deverá ser informado por escrito pela PDB à KIMIA, nos termos da Cláusula Quarta, não podendo exceder o prazo de 6 (seis) anos a partir da presente data (ou seja, a PDB tem até seis anos para iniciar ou informar o início do RAMP UP).

1.1.2.Portanto, e conforme item 4.1, durante o RAMP UP, a KIMIA compromete-se a adquirir, conforme estabelecido no item 1.1.3 abaixo, de 23% a 32% da Produção Anual de Potássio, limitada a 704.000 (setecentos e quatro mil) toneladas métricas/ano, e a PDB compromete-se a vender este mesmo percentual de 23% a 32% da Produção Anual de Potássio.

1.1.3.As PARTES deverão definir em conjunto o Programa Mensal de Retirada do PRODUTO até 30 de novembro do ano anterior ao ano da retirada. O volume oficial de retirada mensal será confirmado mediante pedido mensal até o dia 15 do mês anterior à retirada, sendo permitida uma margem de ajuste de até 10% em relação aos volumes definidos no ano

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Variations above this percentage shall only be permitted upon written agreement between the Parties.

1.2.   The PARTIES acknowledge and agree that this COMMITMENT constitutes a usual obligation in the market, called “take or pay obligation”, whereby, once the conditions established in this COMMITMENT are fulfilled and compliance is maintained in each of the periods referred to in items 1.1 and 1.1.1 above, and 4.1 below, then: (a) KIMIA’s obligation to purchase the quantities of PRODUCT as per the Monthly Withdrawal Program above shall be immediately owed to PDB in respect of the corresponding month; and (b) the obligation to sell and deliver, by PDB to KIMIA, the quantities of PRODUCT provided for above shall be immediately owed to KIMIA in the time, volumes, specifications, quality and form established above.

1.2.1.To ensure compliance with the provisions of item (b) of clause 1.2 above, PDB undertakes to always maintain a minimum stock of PRODUCT corresponding to 14 days of the Monthly Production provided for in 1.1.2 and KIMIA is allowed to periodically visit PDB’s production site to check the stock (“GUARANTEED STOCK”).

1.2.2.Notwithstanding the obligations of 1.2.1., if, for any reason, the GUARANTEED STOCK is less than the volume of 2 sets of barges, PDB undertakes to immediately notify KIMIA, in addition to committing to adopt, together with KIMIA, all necessary measures to ensure the delivery or other solution, case by case, including the search and/or purchase of such products in the market, in order to make the timely delivery of the products to KIMIA, under the terms and conditions agreed in this Agreement.

1.3.   Thus, observing these conditions, each year the PRODUCT volumes established in items 1.1.1 above will be considered as firm and mandatory volumes (“MANDATORY VOLUME”) by both PARTIES, for the purposes of this COMMITMENT, where is allowed a deviation of up to 10% (ten percent) to consider that one of the anterior. Variações acima desse percentual só serão permitidas mediante acordo escrito entre as PARTES.

1.2.   As PARTES reconhecem e concordam que este COMPROMISSO constitui uma obrigação usual no mercado, denominada obrigação “take or pay”, pela qual, uma vez cumpridas as condições aqui estabelecidas e mantido o cumprimento em cada um dos períodos referidos nos itens 1.1, 1.1.1 e 4.1, então: (a) a obrigação da KIMIA de adquirir as quantidades do PRODUTO, conforme o Programa Mensal de Retirada, será imediatamente exigível pela PDB em relação ao mês correspondente; e (b) a obrigação de venda e entrega do PRODUTO pela PDB à KIMIA, nos tempos, volumes, especificações, qualidade e forma acima estabelecidos, será igualmente exigível.

1.2.1.Para garantir o cumprimento do item (b) da cláusula 1.2 acima, a PDB compromete-se a manter, em todo momento, um estoque mínimo do PRODUTO, correspondente a 14 dias de Produção Mensal prevista no item 1.1.2, e a KIMIA poderá visitar periodicamente as instalações da PDB para verificação do estoque (“ESTOQUE GARANTIDO”).

1.2.2.Sem prejuízo das obrigações do item 1.2.1, se, por qualquer motivo, o ESTOQUE GARANTIDO estiver abaixo do volume de 2 conjuntos de balsas, a PDB compromete-se a notificar imediatamente a KIMIA, além de adotar, em conjunto com a mesma, todas as medidas necessárias para garantir a entrega ou buscar outras soluções, caso a caso, inclusive buscando e/ou adquirindo produtos no mercado para viabilizar a entrega pontual à KIMIA, nos termos e condições acordados neste Acordo.

1.3.   Assim, observadas essas condições, os volumes de PRODUTO estabelecidos nos itens 1.1.1 acima serão considerados volumes firmes e obrigatórios (“VOLUME OBRIGATÓRIO”) por ambas as PARTES, para fins deste COMPROMISSO, permitindo-se um desvio de até 10% (dez

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PARTIES has not complied with the obligations to buy/sell the PRODUCT.

2.  CLAUSE TWO - CALCULATION OF VOLUMES AND AMOUNTS OWED DUE TO DEFAULT BY ONE OF THE PARTIES.

2.1.  For the purpose of defining the Monthly Withdrawal Programs established in clause 1.1.3. and verification of compliance with the obligations by both PARTIES, they undertake to produce, on dates agreed upon by the PARTIES: (i) monthly performance meetings; (ii) quarterly performance meetings; and (iii) annual closing meetings, including the assessment of performance and the application of any penalties due to non-fulfilled obligations to purchase and/or sell PRODUCT.

2.2.  All meetings shall be based on the respective documents proving delivery/withdrawal and quality of the PRODUCT as provided for in Clause Three, and any discrepancies found by any of the PARTIES shall be pointed out and evaluated within thirty (30) days of the meeting.

2.3.  For the purpose of evaluating the Monthly Withdrawal Programs, the capacity to maintain the GUARANTEED STOCK (1.2.1) by PDB will also be considered.

2.4.  Without prejudice to the other clauses and obligations established in this COMMITMENT, once the conditions set forth herein are observed, if it becomes evident at the annual meeting that any of the PARTIES (Breaching Party) has failed has to comply with the obligations assumed for a given year, as established in this COMMITMENT and subject to the deviation margin mentioned in Clause 1.3, the PARTIES shall meet and, within a period of up to sixty (60) days, seek a solution regarding the volumes not supplied and/or not acquired. If, after such period, no agreement is reached, the Breaching Party shall be liable for a penalty corresponding to the “Take or Pay” obligation, namely, the amount equivalent to the weighted average price for the months in which the delivery or acquisition commitments were breached, multiplied by the MANDATORY VOLUME quantities not sold and/or not delivered by por cento) para que se considere que uma das PARTES não cumpriu com as obrigações de compra/venda do PRODUTO.

2.  CLÁUSULA SEGUNDA – CÁLCULO DOS VOLUMES E VALORES DEVIDOS POR INADIMPLEMENTO DE UMA DAS PARTES

2.1.  Para definição dos Programas de Retirada Mensal estabelecidos na cláusula 1.1.3 e verificação do cumprimento das obrigações de ambas as PARTES, estas comprometem-se a realizar, em datas previamente acordadas: (i) reuniões mensais de desempenho; (ii) reuniões trimestrais de desempenho; e (iii) reuniões anuais de encerramento, incluindo avaliação de desempenho e aplicação de penalidades por não cumprimento das obrigações de compra e/ou venda do PRODUTO.

2.2.  Todas as reuniões se basearão nos documentos comprobatórios de entrega/retirada e qualidade do PRODUTO, conforme Cláusula Três. Quaisquer divergências deverão ser apontadas e avaliadas pelas PARTES no prazo de até trinta (30) dias após a reunião.

2.3.  Para avaliar os Programas de Retirada Mensal, também será considerada a capacidade da PDB de manter o ESTOQUE GARANTIDO (item 1.2.1).

2.4.  Sem prejuízo das demais cláusulas e obrigações estabelecidas neste COMPROMISSO, uma vez observadas as condições aqui estabelecidas, se, em reunião anual, ficar evidenciado que qualquer das PARTES (Parte Infratora) não cumpriu as obrigações previstas neste COMPROMISSO, respeitada a margem de desvio da cláusula 1.3, as PARTES deverão se reunir e, em até sessenta (60) dias, buscar uma solução quanto aos volumes não entregues e/ou não adquiridos. Se, após esse prazo, não houver acordo, a Parte Infratora será responsável por uma penalidade equivalente à obrigação “Take or Pay”, ou seja, o valor equivalente ao preço médio ponderado dos meses em que os compromissos de entrega ou aquisição foram descumpridos, multiplicado pelas quantidades do VOLUME OBRIGATÓRIO

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PDB or not acquired by KIMIA, as the case may be, which must be paid within 30 (thirty) days thereafter.

2.4.1.The penalties amounts that are uncontroversial, that is, in relation to which the PARTIES do not present any objection, will be paid by the debtor party as established in the item 2.4, being this present COMMITMENT as an extrajudicial enforceable instrument, and the Innocent party may adopt all relevant judicial and extrajudicial measures to receive its credit.

2.4.2.On the other hand, any controversial amounts must be subject to negotiation between the PARTIES, as established in the item 2.4.

2.4.3.To the amounts to be paid by the defaulting party as a result of the fine for the take or pay obligation agreed herein must be added all taxes, fees, and contributions levied on the payment due so that the innocent party receives said net amounts of any taxes and discounts of any nature.

3.  CLAUSE THREE – PRODUCT SPECIFICATIONS AND DELIVERY CONDITIONS

3.1.  Product Specification: - The PRODUCT will have the characteristics, specification, and physical-chemical composition set out in “ANNEX I” to this COMMITMENT, thus presenting similar quality to top-of-the-line imported products widely used in the domestic market.

3.1.1.PDB undertakes to supply the PRODUCT under the conditions according to the chemical and granulometric composition (ANNEX I) and according to the terms of the records made at the Ministry of Agriculture, considering the tolerances provided for in the legislation.

3.1.2.The  PRODUCT specification will be certified in the PDB Production phase, at origin, by a technical report (“REPORT”) issued by a duly qualified technician responsible, verified in the

não vendidas e/ou não entregues pela PDB ou não adquiridas pela KIMIA, conforme o caso, a qual deverá ser paga em até 30 (trinta) dias subsequentes.

2.4.1.Os valores de penalidade não controversos, ou seja, não contestados pelas PARTES, deverão ser pagos pela Parte devedora na forma prevista em 2.4, sendo este COMPROMISSO considerado título executivo extrajudicial, e a parte Inocente poderá adotar todas as medidas judiciais e extrajudiciais pertinentes para receber seu crédito.

2.4.2.Por outro lado, quaisquer valores controversos deverão ser objeto de negociação entre as PARTES na forma prevista na 2.4.

2.4.3.Aos valores a serem pagos pela parte inadimplente em decorrência da multa pela obrigação de pagamento antecipado ora pactuada deverão ser acrescidos todos os impostos, taxas e contribuições incidentes sobre o pagamento devido, para que a parte inocente receba os referidos valores líquidos de quaisquer impostos e descontos de qualquer natureza.

3.  CLÁUSULA TERCEIRA – ESPECIFICAÇÕES E CONDIÇÕES DE ENTREGA DO PRODUTO

3.1.  Especificação do Produto: - O PRODUTO terá as características, especificações e composição físico-química constantes do “ANEXO I” deste COMPROMISSO, apresentando qualidade similar aos produtos importados de primeira linha e amplamente utilizados no mercado nacional.

3.1.1.A PDB se compromete a fornecer o PRODUTO nas condições previstas na composição química e granulométrica (ANEXO I) e conforme os termos dos registros efetuados no Ministério da Agricultura, observadas as tolerâncias previstas na legislação.

3.1.2.A especificação do PRODUTO será certificada na fase de Produção da PDB, na origem, por meio de laudo técnico (“LAUDO”) emitido por responsável técnico devidamente

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PDB laboratories, which must be duly certified by Technical Standards and approved by the Brazilian authorities, running all costs on behalf of PDB. At each delivery, PDB must provide a sample of the PRODUCT so that KIMIA can make a counterproof of the characteristics of the PRODUCT delivered.

3.1.2.1.  If the counterproof carried out by KIMIA points out divergences in relation to the REPORT issued by PDB, the procedures described in 3.3.1 and the following must be observed.

3.1.3.   Failure to comply with the characteristics, specifications and physicochemical and granulometric composition provided for in ANNEX I will be considered non-compliance with the PDB, for the purposes of this COMMITMENT.

3.2.  Product Delivery: The PRODUCT will be delivered DAP KIMIA warehouse Miritituba, PA or DAP KIMIA warehouse Porto Velho RO, considering that PDB has already entered into an agreement for river transport to these two locations for 100% of its production. The detailed operational rules for the delivery of the PRODUCT, including weight, grade, time, and other necessary points, shall be defined in the operational procedure to be created in accordance with Clause 3.3.1. By mutual agreement between the PARTIES, the place of delivery and operational procedures may be adjusted as necessary.

3.2.1.KIMIA undertakes to keep its registration in the PDB duly updated, as well as to maintain the guarantees eventually provided in favor of PDB, to be defined in common agreement with KIMIA, valid and in force during the term of the Agreement.

3.2.2.Likewise, PDB undertakes to maintain the performance guarantees with KIMIA, as defined in mutual agreement between the PARTIES, valid and in force during the term of the Agreement.

qualificado, verificado nos laboratórios da PDB, os quais deverão ser devidamente certificados por Normas Técnicas e aprovados pelas autoridades brasileiras, arcando com todos os custos por conta da PDB. A cada entrega, a PDB deverá fornecer uma amostra do PRODUTO para que a KIMIA possa realizar uma contraprova das características do PRODUTO entregue.

3.1.2.1.  Caso a contraprova realizada pelo KIMIA aponte divergências em relação ao LAUDO emitido pela PDB, deverão ser observados os procedimentos descritos em 3.3.1 e seguintes.

3.1.3.   O não atendimento às características, especificações e composição físico-química e granulométrica previstas no ANEXO I será considerado não conformidade da PDB, para fins deste COMPROMISSO.

3.2.  Entrega do Produto: O PRODUTO será entregue DAP no armazém da KIMIA em Miritituba, PA, ou DAP no armazém da KIMIA em Porto Velho, RO, considerando que a PDB já celebrou contrato de transporte fluvial para esses dois locais, para 100% de sua produção. As regras operacionais detalhadas para a entrega do PRODUTO, incluindo peso, teor, prazo e outros pontos necessários, serão definidas no procedimento operacional a ser criado de acordo com a Cláusula 3.3.1. De comum acordo entre as PARTES, o local de entrega e os procedimentos operacionais poderão ser ajustados conforme necessário.

3.2.1.A KIMIA se compromete a manter seu cadastro no PDB devidamente atualizado, bem como a manter as garantias eventualmente prestadas em favor do PDB, a serem definidas em comum acordo com a KIMIA, válidas e vigentes durante a vigência do Contrato.

3.2.2 Da mesma forma, a PDB se compromete a manter as garantias de execução com a KIMIA, conforme definidas em comum acordo entre as PARTES, válidas e em vigor durante a vigência do Contrato

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3.2.3.The guarantees referred to in Clause 3.2.1 shall be limited to the financial guarantees supporting KIMIA’s payment obligations as provided in Clause 5.3. PDB’s obligations under Clause 3.2.2 refer exclusively to operational performance assurances and shall not be construed as financial or collateral guarantees.

3.3.  The PRODUCT will be delivered and billed for the quantities determined or measured at PDB Installations or at Warehouses designated by PDB.

3.3.1.KIMIA and PDB will create an operational procedure to define all rules regarding the delivery of the PRODUCT and to establish all rules for the measurement of weight, grade, time, and other necessary points one year prior to the date of commencement of commercial operations of the PROJECT and can be revised anytime by agreement between the PARTIES.

3.3.2.If KIMIA finds any divergence in the PRODUCT removed by it, considering the specification mentioned above in items 3.1 and 3.1.2.1, such divergence must be the subject of a formal complaint to PDB, to be carried out by means of a written notification delivered to PDB, within a maximum period of thirty (30) days, counted from the date of delivery of the PRODUCT to the destination of KIMIA.

3.3.2.1.  Upon verification of said divergence through inspection and sampling, the PARTIES will make the appropriate adjustments.

3.3.2.2.  If hiring independent inspectors is necessary to resolve any differences between the PARTIES, the PARTY, without reason, must pay the respective costs.

3.3.2.3.  The PRODUCT delivered by PDB, outside its

3.2.3.As garantias mencionadas na Cláusula 3.2.1 limitar-se-ão às garantias financeiras que respaldam as obrigações de pagamento da KIMIA, conforme previsto na Cláusula 5.3. As obrigações do PDB previstas na Cláusula 3.2.2 referem-se exclusivamente a garantias de desempenho operacional e não devem ser interpretadas como garantias financeiras ou colaterais.

3.3.  O PRODUTO será entregue e faturado pelas quantidades determinadas ou medidas nas Instalações da PDB ou em Armazéns designados pela PDB.

3.3.1.A KIMIA e a PDB criarão um procedimento operacional para definir todas as regras relativas à entrega do PRODUTO e para estabelecer todas as regras para a medição de peso, grau, tempo e outros pontos necessários um ano antes da data de início das operações comerciais do PROJETO e pode ser revisado a qualquer momento por acordo entre as PARTES.

3.3.2.Caso a KIMIA constate qualquer divergência no PRODUTO por ela retirado, considerando a especificação mencionada acima nos itens 3.1 e 3.1.2.1, tal divergência deverá ser objeto de reclamação formal à PDB, a ser realizada por meio de notificação escrita entregue à PDB, no prazo máximo de trinta (30) dias, contados da data de entrega do PRODUTO ao destino da KIMIA.

3.3.2.1.  Constatada a referida divergência por meio de inspeção e amostragem, as PARTES efetuarão os ajustes cabíveis.

3.3.2.2.  Caso seja necessária a contratação de inspetores independentes para solucionar quaisquer divergências entre as PARTES, a PARTE, sem justa causa, deverá arcar com os respectivos custos.

3.3.2.3.  PRODUTO entregue pela PDB, fora de suas

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specifications, which is not the subject of a claim within the said period, or which is effectively processed by the KIMIA, will not give rise to any claims, price reductions, or indemnities of any nature.

3.3.2.4.  PDB will not be responsible for using the PRODUCT, considering that the PRODUCT must be inspected and, if rejected, upon receipt by the Customer within a period of up to fifteen (30) days after receipt of the PRODUCT.

3.4.  PDB hereby declares that, during the term of this Agreement, it will treat all its customers on a non-discriminatory basis in comparable circumstances, subject to the specific contractual and commercial terms agreed with each of them.

4.  CLAUSE FOUR - INITIAL CONFIRMATION

4.1.   PDB is obliged to confirm to KIMIA the date of commencement of commercial operations of the PROJECT.

4.1.1.Said CONFIRMATION must be provided in writing at least one (1) year before the scheduled date for the start of PROJECT activities and commercial operations. In the event that the CONFIRMATION is given after 72 (seventy-two) months have passed since the signing of this agreement, KIMIA may decline this Agreement without any imputation of penalties or any burden to the PARTIES.

4.1.2.In the event of such CONFIRMATION, the provisions of this Agreement shall be applied.

5.  CLAUSE FIVE – PRODUCT PRICE, PAYMENT TERMS AND NEGOTIATIONS BETWEEN THE PARTIES

especificações, que não for objeto de reclamação no prazo estipulado, ou que for efetivamente processado pela KIMIA, não dará ensejo a quaisquer reclamações, reduções de preço ou indenizações de qualquer natureza.

3.3.2.4.  A PDB não se responsabilizará pela utilização do PRODUTO, considerando que o PRODUTO deverá ser inspecionado e, caso seja rejeitado, isso deve ocorrer no momento do recebimento pelo Cliente, dentro de um prazo de até trinta (30) dias contados do recebimento do PRODUTO.

3.4.  A PDB declara que, durante a vigência deste Contrato, tratará todos os seus clientes de forma não discriminatória em circunstâncias comparáveis, sujeita aos termos contratuais e comerciais específicos acordados com cada um deles.

4.  CLÁUSULA QUARTA – CONFIRMAÇÃO INICIAL

4.1.  A PDB é obrigada a confirmar à KIMIA a data de início das operações comerciais do PROJETO.

4.1.1.A referida CONFIRMAÇÃO deverá ser prestada por escrito com antecedência mínima de um (1) ano da data prevista para o início das atividades e operações comerciais do PROJETO. Caso a CONFIRMAÇÃO seja prestada após decorridos 72 (setenta e dois) meses da assinatura deste contrato, a KIMIA poderá declinar este Contrato sem qualquer imputação de penalidades ou ônus às PARTES.

4.1.2.Em caso de tal CONFIRMAÇÃO, as disposições deste Contrato serão aplicadas.

5.  CLÁUSULA QUINTA – PREÇO DO PRODUTO, CONDIÇÕES DE PAGAMENTO E ACERTOS NEGOCIAIS ENTRE AS PARTES

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5.1.  Provisional Product Price: The provisional price of the PRODUCT will be determined in accordance with Annex II of this Agreement.

5.2.  All taxes (taxes, fees, fiscal and parafiscal contributions) and any fees arising, directly or indirectly, from this Agreement or its execution will be the sole responsibility of the party obliged to pay them, as defined by the tax legislation, not giving that PARTY the right to any reimbursement by the other PARTY, whatever the title, without prejudice to the provisions set forth in Clause 5.6.

5.2.1.In the event of a change in the tax burden that impacts the prices charged, the PARTIES may renegotiate the prices by means of an Amendment by mutual agreement.

5.3.  Payment Cash Against Documents Condition: KIMIA will pay the Provisional Product Price for the PRODUCT on CAD basis, upon loading of the barges. If KIMIA has its credit approved by PDB in accordance with the Credit Policy to be provided by PDB or presents an irrevocable standby letter of credit (SBLC) issued by a bank ranked among S&P’s Top 100 (or rated at least A-) and subject to ISP98 or URDG 758, with PBF as applicant (or backed by an irrevocable payment guarantee from PBF) and available at sight, KIMIA may have its billings in the term condition within the number of the days specified at the order; upon barge loading, and PDB shall not commence next set of barges loading absent prior receipt of such payment. The SBLC shall be maintained following the same amount corresponding to the “GUARANTEED STOCK” mentioned on clause 1.2 which is equal to 14 days of productions, with a minimum quantity of 2 sets of barges, and, if decreased, shall be renewed at the amount established herein until full payment; failure to comply with the obligation to establish or maintain the SBLC gives PDB the right to suspend loading and/or exercise the remedies provided for in Clause 7.

5.1  Preço Provisório do Produto: O preço provisório do PRODUTO será determinado de acordo com o Anexo II deste Contrato.

5.2  Todos os impostos (impostos, taxas, contribuições fiscais e parafiscais) e quaisquer taxas decorrentes, direta ou indiretamente, deste Contrato ou de sua execução serão de exclusiva responsabilidade da parte obrigada ao seu pagamento, conforme definido pela legislação tributária, não dando esta PARTE direito a qualquer ressarcimento pela outra PARTE, a qualquer título, sem prejuízo do disposto na Cláusula 5.6.

5.2.1.Em caso de alteração da carga tributária que impacte os preços praticados, as PARTES poderão renegociar os preços por meio de Termo Aditivo de comum acordo.

5.3.  Condição de Pagamento “Cash Agaisnt Documents (CAD): A KIMIA pagará o “Preço Provisório do Produto” na modalidade CAD (pagamento contra documentos) no momento do carregamento das barcaças. Se a KIMIA tiver seu crédito aprovado pela PDB, de acordo com a Política de Crédito a ser fornecida pela PDB, ou apresentar uma carta de crédito standby irrevogável (SBLC) emitida por um banco classificado entre os 100 melhores da S&P (ou com classificação mínima A-) e sujeito ao ISP98 ou URDG 758, com a PBF como requerente (ou respaldado por uma garantia de pagamento irrevogável da PBF) e disponível à vista, a KIMIA poderá receber suas faturas na condição à prazo dentro do número de dias especificado no pedido, a partir do carregamento da barcaça, e a PDB não iniciará carregamento do próximo conjunto de barcaças sem o recebimento prévio desse pagamento. O SBLC deverá ser mantido seguindo o mesmo valor correspondente ao “ESTOQUE GARANTIDO” mencionado na cláusula 1.2, o qual equivale a 14 dias de produção, com uma quantidade mínima de 2 conjuntos de barcaças e, se diminuído, deverá ser renovado no valor aqui estabelecido até o pagamento total; o descumprimento da obrigação de estabelecer ou manter o SBLC dá à PDB o direito de suspender o carregamento e/ou exercer os recursos previstos na Cláusula 7.

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5.3.1.Term invoicing shall be subject to the due financial charges agreed upon between the PARTIES in writing.

5.3.2.The above conditions may be changed if economic conditions so determine, at which time the competent Amendment shall be entered into between the PARTIES.

5.4.  KIMIA’s Sales Price: The final price of the product will be the amount that KIMIA invoices from the sale of the PRODUCT (“Final Product Price”).

5.5.  Negotiation Settlement: At the end of each calendar month, KIMIA will make a “Month-End Revenue Reconciliation” by taking the weighted average of the Final Product Price less all expenses and costs associated with the tonnage of PRODUCT sold in the month (including, but not limited to, the costs set forth in Annex III, plus storage costs, interest costs (purchase and sale), transportation costs, credit insurance fee, taxes due on the Sale of Products and operation by KIMIA, and any other costs incurred by KIMIA and reported to PDB, even if not expressly listed in Annex III), less the corresponding weighted average of the Provisional Product Price for the tonnage of PRODUCT sold in the month (as set forth in Clause 5.1), less KIMIA’s Marketing Fee of $*** per ton, and then multiplying the result by the total tonnage of PRODUCT sold in the month. If the Month-End Revenue Reconciliation amount is positive, KIMIA must pay this amount to PDB within five business days. If the Month-End Revenue Reconciliation amount is negative, PDB will grant the corresponding amount to KIMIA as a trade discount or credit to be applied to subsequent invoices.

5.6.  Additional Price Adjustment In addition to the adjustment provided for in clause 5.5. above, if this has been positive and after its payment by KIMIA to PDB, at the end of each calendar month, for each sale of PRODUCT, KIMIA will calculate the Additional Price Adjustment by taking the Final Price of the Product less all relevant and eligible expenses and costs directly associated with the tonnage of the PRODUCT sold in the month (including, but not limited to, the costs set forth in Annex

5.3.1.O faturamento a prazo estará sujeito aos devidos encargos financeiros acordados entre as PARTES por escrito.

5.3.2.As condições acima poderão ser alteradas caso as condições econômicas assim o determinem, ocasião em que será celebrado o competente Aditivo entre as PARTES.

5.4.  Preço de Venda da KIMIA: O preço final do produto será o valor que a KIMIA faturar com a venda do PRODUTO (“Preço Final do Produto”).

5.5.  Acerto Negocial : No final de cada mês civil, a KIMIA fará uma “Reconciliação da Receita do Fim do Mês” tomando a média ponderada do Preço Final do Produto menos todas as despesas e custos associados à tonelagem do PRODUTO vendido no mês (incluindo, mas não se limitando aos custos estabelecidos no Anexo III, além dos custos de armazenagem, custos de juros (compra e venda), custos de transporte, taxa de seguro de crédito, impostos devidos sobre a Venda de produtos e operação pela KIMIA, e quaisquer outros custos incorridos pela KIMIA e informados à PDB, ainda que não expressamente listados no Anexo III ), menos a média ponderada correspondente do Preço Provisório do Produto para a tonelagem do PRODUTO vendido no mês (conforme estabelecido na Cláusula 5.1), menos a Taxa de Marketing da KIMIA de $*** por tonelada, e então multiplicar o resultado pela tonelagem total do PRODUTO vendido no mês. Se o valor da Reconciliação de Receita de Fim de Mês for positivo, a KIMIA deverá pagar esse valor à PDB em até cinco dias úteis. Se o valor da Reconciliação de Receita de Fim de Mês for negativo, o valor correspondente será concedido pela PDB à KIMIA como um desconto comercial ou crédito a ser aplicado em faturas subsequentes.

5.6.  Ajuste Adicional de Preço Adicionalmente ao ajuste previsto na cláusula 5.5. acima, caso este tenha sido positivo e após o seu pagamento pela KIMIA a PDB, no final de cada mês civil, para cada venda de PRODUTO, a KIMIA calculará o Ajuste Adicional de Preço tomando o Preço Final do Produto menos todas as despesas e custos relevantes e elegíveis diretamente associados à tonelagem do PRODUTO vendido no mês (incluindo, mas não se

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III, in addition to storage costs, interest costs (purchase and sale), transportation costs, credit insurance fee, taxes due on the Sale of products and operation by KIMIA, etc.), less KIMIA’s Marketing Fee of $*** per ton, less the CFR Brazil AVERAGE of 3 publications mutually agreed upon in determining the Provisional Price of the Product, and then multiplying this by the quantity of PRODUCT sold. The amount resulting from this calculation will be treated as an additional price adjustment under this Agreement. If positive, 95% of the amount will remain retained by PDB and 5% will be granted by PDB to KIMIA as a commercial discount or credit to be applied to subsequent invoices. ***.

5.7.   During the Term of this Agreement and for a period of sixty (60) days after every calendar month, PDB shall have the right, at its sole cost and expense, to audit KIMIA’s books, records, and accounts directly related to the Month End Revenue Reconciliation. Such audit shall be conducted to verify the accuracy of pricing, volumes, and expenses incurred by KIMIA with the operation and which have been considered by it for the purposes of clause 5.5. and 5.6., quality specifications, and compliance with the terms of this Agreement.

5.7.1.  PDB shall provide KIMIA with at least ten (10) business days’ prior written notice of its intent to conduct an audit. The audit shall be performed by an independent, reputable accounting firm selected by PDB and reasonably acceptable to KIMIA, acting reasonably, during regular business hours and in a manner that minimizes disruption to KIMIA’s operations.

5.7.2.  The scope of the audit shall be limited to records pertaining to the Month End Revenue Reconciliation, Final Product Pricing, Provisional Product Pricing, costs and Marketing Fee under this Agreement, including but not limited to shipment records, invoices sent to buyers and bank records.

limitando aos custos estabelecidos no Anexo III, além de custos de armazenagem, custos de juros (compra e venda), custos de transporte, taxa de seguro de crédito, impostos devidos sobre a Venda de produtos e operação pela KIMIA, etc.), menos a Taxa de Marketing da KIMIA de $*** por tonelada, menos a MÉDIA CFR Brasil de 3 publicações mutuamente acordadas na determinação do Preço Provisório do Produto e, em seguida, multiplicar isso pela quantidade de PRODUTO vendida. O valor resultante deste cálculo será tratado como um ajuste adicional de preço sob este Contrato. Caso positivo, 95% do valor permanecerá retido pela PDB e 5% será concedido pela PDB à KIMIA como desconto comercial ou crédito a ser aplicado em faturas subsequentes. ***.

5.7.   Durante a vigência deste Contrato e por um período de sessenta (60) dias após cada mês civil, a PDB terá o direito, às suas expensas e custos exclusivos, de auditar os livros, registros e contas da KIMIA diretamente relacionados à Reconciliação de Receitas do Fim do Mês. Tal auditoria será realizada para verificar a exatidão dos preços, volumes e despesas incorridas pela KIMIA com a operação e que tenham sido consideradas por esta para fins da cláusula 5.5. e 5.6., especificações de qualidade e a conformidade com os termos deste Contrato.

5.7.1.  A PDB deverá notificar a KIMIA, por escrito, com pelo menos dez (10) dias úteis de antecedência, sobre sua intenção de realizar uma auditoria. A auditoria deverá ser realizada por uma empresa de contabilidade independente e respeitável, selecionada pela PDB e razoavelmente aceita pela KIMIA, atuando de forma razoável, durante o horário comercial regular e de forma a minimizar a interrupção das operações da KIMIA.

5.7.2.  O escopo da auditoria será limitado aos registros referentes à Reconciliação de Receita de Fim de Mês, Preço Final do Produto, Preço Provisório do Produto, custos e Taxa de Marketing sob este Contrato, incluindo, mas não se limitando a, registros de remessa, faturas enviadas aos compradores e registros bancários.

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5.7.3.  If the audit reveals discrepancies in excess of 5% of the applicable metrics, KIMIA shall reimburse PDB for the reasonable costs of the audit, and the parties shall promptly resolve any identified discrepancies in accordance with the terms of this Agreement.

5.7.4.  All information obtained during the audit shall be treated as confidential and subject to the confidentiality provisions of this Agreement and the Confidentiality Agreement duly signed by the PARTIES.

5.7.5.  PDB may conduct such audits no more than twice per calendar year, unless material discrepancies are identified, in which case PDB may conduct additional audits to verify corrective actions.

6.  CLAUSE SIX – INCREASE OF VOLUMES

6.1.   PDB will evaluate the possibility of increasing the annual quantity of PRODUCT provided for in items 1.1 and 1.1.1 above, at its sole discretion, at the request of KIMIA, considering the other commercial commitments already assumed by KIMIA before the exercise of said option, effective for the corresponding period and PDB has PRODUCT availability.

6.2.   If PDB agrees with the increase in volume, item 6.1 above, the additional quantities of PRODUCT will be automatically incorporated into the FIRM VOLUMES established in items 1.1 and 1.1.1 above, and KIMIA will be obliged to acquire, and PDB automatically obliged to sell, said additional quantities of PRODUCT for the same prices and under the same conditions established in this COMMITMENT, without prejudice to the other obligations assumed by the PARTIES under this instrument.

6.2.1.  Being certain that, upon verification of the default of any of the PARTIES in complying with these obligations, the

5.7.3.  Caso a auditoria revele discrepâncias superiores a 5% das métricas aplicáveis, a KIMIA reembolsará a PDB pelos custos razoáveis da auditoria, e as partes resolverão prontamente quaisquer discrepâncias identificadas, de acordo com os termos deste Contrato.

5.7.4.  Todas as informações obtidas durante a auditoria serão tratadas como confidenciais e sujeitas às disposições de confidencialidade deste Contrato e de Termo de Confidencialidade oportunamente firmado pelas PARTES.

5.7.5.  A PDB pode realizar tais auditorias no máximo duas vezes por ano civil, a menos que discrepâncias materiais sejam identificadas, caso em que o PDB pode realizar auditorias adicionais para verificar ações corretivas.

6.  CLÁUSULA SEXTA – AUMENTO DE VOLUMES

6.1.   A PDB avaliará a possibilidade de aumentar a quantidade anual do PRODUTO prevista nos itens 1.1 e 1.1.1 acima, a seu exclusivo critério, a pedido da KIMIA, considerando os demais compromissos comerciais já assumidos pela KIMIA antes do exercício da referida opção, com vigência para o período correspondente e se a PDB tiver disponibilidade do PRODUTO.

6.2.   Caso a PDB concorde com o aumento de volume, item 6.1 acima, as quantidades adicionais do PRODUTO serão automaticamente incorporadas aos VOLUMES FIRMES estabelecidos nos itens 1.1 e 1.1.1 acima, ficando a KIMIA obrigada a adquirir, e a PDB automaticamente obrigada a vender, as referidas quantidades adicionais do PRODUTO pelos mesmos preços e nas mesmas condições estabelecidas neste COMPROMISSO, sem prejuízo das demais obrigações assumidas pelas PARTES nos termos deste instrumento.

6.2.1.  Sendo certo que, verificada a inadimplência de qualquer das PARTES no cumprimento destas obrigações, as mesmas serão punidas com as penalidades do tipo “take or pay”, conforme este COMPROMISSO.

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same “take or pay” penalties, according to this COMMITMENT.

7. CLAUSE SEVEN - TERM AND TERMINATION

7.1.   This COMMITMENT is signed by the PARTIES on an irrevocable and irreversible basis, being certain that the obligations established therein will be in force as of this date and will remain fully valid, in force, and payable for the period of ten (10) years, starting from the Production RAMP UP period, that may be extended by Amendment agreed between the PARTIES.

7.1.1.The PARTIES also establish that, due to its irrevocable and irreversible nature, this COMMITMENT cannot be terminated before its final term, except in the cases expressly provided for herein.

7.2.   Motivated Termination: Even considering the irrevocable and irreversible nature of this COMMITMENT, it may be terminated by sending a prior notice fifteen (15) days only in the following cases:

(a) by any of the PARTIES in the event of filing for bankruptcy, judicial or extrajudicial recovery, or insolvency of a PARTY;

(b) By KIMIA, pursuant to item 4.1.1., of Clause Four above;

(c)  By any of the PARTIES, in the event of a breach of contract not regularized within the period provided for in this clause; or

(d) In the event of supervening impossibility of performance of this COMMITMENT (“Frustration of Purpose”), exclusively when events of an exceptional and unforeseeable nature occur, beyond the reasonable control of the affected PARTY, that objectively and demonstrably prevent the continuation of the business under the economic and regulatory conditions in force at the date of execution of this COMMITMENT. For clarity, situations constituting impossibility of performance shall be limited to: (i) a structural and lasting collapse of the international

7. CLÁUSULA SÉTIMA - PRAZO E RESCISÃO

7.1.   O presente COMPROMISSO é firmado pelas PARTES em caráter irrevogável e irretratável, sendo certo que as obrigações nele estabelecidas vigorarão a partir desta data e permanecerão plenamente válidas, vigentes e exigíveis pelo prazo de dez (10) anos, contados a partir do período de RAMP UP da Produção, podendo ser prorrogado mediante Aditivo acordado entre as PARTES.

7.1.1.As PARTES estabelecem ainda que, em razão de sua natureza irrevogável e irretratável, este COMPROMISSO não poderá ser rescindido antes de seu termo final, salvo nas hipóteses expressamente previstas neste instrumento.

7.2.   Rescisão Motivada: Mesmo considerando o caráter irrevogável e irretratável deste COMPROMISSO, o mesmo poderá ser rescindido mediante comunicação prévia de quinze (15) dias, somente nos seguintes casos:

(a) por qualquer das PARTES em caso de pedido de falência, recuperação judicial ou extrajudicial, ou insolvência de uma PARTE;

(b) Pela KIMIA, nos termos do item 4.1.1., da Cláusula Quarta acima;

(c)  Por qualquer das PARTES, em caso de inadimplemento contratual não regularizado no prazo previsto nesta cláusula; ou

(d) Em caso de impossibilidade superveniente de cumprimento deste COMPROMISSO (“Frustração de Propósito”), exclusivamente quando ocorrerem eventos de natureza excepcional e imprevisível, alheios ao controle razoável da PARTE afetada, que objetiva e comprovadamente impeçam a continuidade do negócio nas condições econômicas e regulatórias vigentes na data da assinatura deste COMPROMISSO. Para maior clareza, as situações que constituem impossibilidade de cumprimento limitar-se-ão a: (i) um colapso estrutural e duradouro do mercado internacional de potássio, tornando o Projeto economicamente

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  potassium market, making the Project economically unfeasible; (ii) enactment of binding legal or regulatory measures, after the date hereof, that expressly prohibit or render illegal the implementation or operation of the Project; or (iii) final and unappealable administrative or judicial decisions that prevent the exploitation or commercialization of the PRODUCT under this Agreement. For the avoidance of doubt, ordinary market fluctuations, temporary reductions in demand, or compliance and ESG issues that can be remedied within a reasonable cure period shall not constitute impossibility of performance.

7.2.1.  Due to the irrevocable and irreversible nature of this COMMITMENT, any other event of default other than those established in this clause shall not create the right for any of the PARTIES to terminate this instrument, except as otherwise expressly provided in this Agreement, including the provisions on Force Majeure set forth in Clause 13.

7.3.  In any of the cases of termination, KIMIA undertakes to acquire, and PDB undertakes to supply the PRODUCT subject to the monthly orders already placed, confirmed and accepted by the PARTIES in the manner provided for in clause 1.1.3, and any future schedules will be automatically canceled, ceasing to produce any effect between the PARTIES.

8.  CLAUSE EIGHT – INDEMNIFICATION

8.1.  The PARTIES hereby acknowledge and accept that, in the event of a breach of any of the clauses of this Agreement, the breaching party shall be subject to repair and pay the direct damages suffered by the innocent party for said breach, provided that they are duly proven, without prejudice to the other sanctions and/or penalties provided for in this Agreement and in current law, of a civil and/or criminal nature. Neither PARTY shall be liable for any damages incurred by the other PARTY which are attributable to loss of profits (loss of profits) subject

.

  inviável; (ii) promulgação de medidas legais ou regulatórias vinculantes, após a data deste instrumento, que proíbam expressamente ou tornem ilegal a implementação ou operação do Projeto; ou (iii) decisões administrativas ou judiciais transitadas em julgado que impeçam a exploração ou comercialização do PRODUTO nos termos deste Contrato. Para evitar dúvidas, flutuações normais de mercado, reduções temporárias na demanda ou questões de conformidade e ESG que possam ser sanadas dentro de um prazo razoável de cura não constituirão impossibilidade de cumprimento.

7.2.1.  Em virtude da natureza irrevogável e irretratável deste COMPROMISSO, qualquer outro evento de inadimplemento que não os previstos nesta cláusula não criará o direito de qualquer das PARTES de rescindir este instrumento, exceto conforme expressamente previsto neste Contrato, incluindo as disposições sobre Força Maior previstas na Cláusula 13.

7.3.  Em qualquer dos casos de rescisão, a KIMIA se compromete a adquirir, e a PDB se compromete a fornecer o PRODUTO sujeito aos pedidos mensais já efetuados, confirmados e aceitos pelas PARTES na forma prevista na cláusula 1.1.3, sendo que quaisquer agendamentos futuros serão automaticamente cancelados, deixando de produzir qualquer efeito entre as PARTES.

8.  CLÁUSULA OITAVA – INDENIZAÇÃO

8.1.  As PARTES reconhecem e aceitam que, em caso de violação de qualquer das cláusulas deste Contrato, a parte infratora estará sujeita à reparação e ao pagamento dos danos diretos sofridos pela parte inocente em decorrência da referida violação, desde que devidamente comprovados, sem prejuízo das demais sanções e/ou penalidades previstas neste Contrato e na legislação vigente, de natureza cível e/ou penal. Nenhuma das PARTES será responsável por quaisquer danos sofridos pela outra PARTE que sejam atribuíveis a lucros cessantes (lucros cessantes), observadas as disposições do item 8.1.1 abaixo.

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8.1.1.  In addition to the provisions of 8.1: (i) if the breach is that PDB does not deliver, in whole or in part, the PRODUCT under the conditions and terms agreed in this Agreement to facilitate KIMIA can comply with its supplies, PDB shall bear all amounts spent by KIMIA for the acquisition of the PRODUCT in the market, to replace what was not delivered, as well as bear any amount, penalty or any other burden imputed to KIMIA due to such non-compliance or PDB will replace the PRODUCT from a third part to KIMIA as explained in operational procedure mentioned in item 3.3.1; and (ii) if the infraction is that KIMIA does not withdraw, in whole or in part, the products under the conditions and terms agreed in this Agreement so that PDB can support the Inventories of the volumes of PRODUCT not withdrawn, KIMIA shall bear all the amounts spent by PDB to equate the storage capacity exceeded due to non-compliance with this Agreement.

8.1.2.  In the event that PDB, for any reason whatsoever, cannot or can no longer supply the Product, PDB shall cause such third party (whether affiliated to PDB or not) who is or will become the supplier of the Product to assume PDB’s rights and responsibilities under this Agreement and KIMIA’s rights and responsibilities under the agreements KIMIA concluded with third parties to comply with the COMMITMENT under this Agreement (e.g. warehousing, stevedoring and similar agreements). If PDB fails to cause such third party to assume PDB’s rights and responsibilities under this Agreement and KIMIA’s rights and responsibilities under the agreements KIMIA concluded with third parties to comply with the COMMITMENT under this Agreement (e.g. warehouses, stevedoring and similar agreements), this Agreement shall automatically terminate as per the date on which PDB ceases to be able to market the Product and PDB shall compensate KIMIA as follows:

8.1.1.  Além do disposto em 8.1: (i) se a infração for que a PDB não entregará, no todo ou em parte, o PRODUTO nas condições e termos acordados neste Contrato para facilitar que a KIMIA possa cumprir com seus fornecimentos, a PDB arcará com todos os valores gastos pela KIMIA para a aquisição do PRODUTO no mercado, para repor o que não foi entregue, bem como arcará com qualquer valor, penalidade ou qualquer outro ônus imputado à KIMIA devido a tal não conformidade ou a PDB substituirá o PRODUTO de um terceiro para a KIMIA conforme explicado no procedimento operacional mencionado no item 3.3.1; e (ii) se a infração for que a KIMIA não retirar, no todo ou em parte, os produtos nas condições e termos acordados neste Contrato para que a PDB possa suportar os Estoques dos volumes de PRODUTO não retirados, a KIMIA arcará com todos os valores gastos pela PDB para equacionar a capacidade de armazenamento excedida devido à não conformidade com este Contrato.

8.1.2.  No caso de a PDB, por qualquer motivo, não poder ou deixar de poder fornecer o Produto, a PDB deverá fazer com que o terceiro (seja ele afiliado à PDB ou não), que seja ou venha a ser o fornecedor do Produto, assuma os direitos e responsabilidades da PDB sob este Contrato, bem como os direitos e responsabilidades da KIMIA sob os contratos que a KIMIA tenha celebrado com terceiros para cumprir o COMPROMISSO previsto neste Contrato (por exemplo, armazenagem, estiva e contratos similares). Caso a PDB não consiga fazer com que esse terceiro assuma os direitos e responsabilidades da PDB sob este Contrato e os direitos e responsabilidades da KIMIA sob os contratos que a KIMIA celebrou com terceiros para cumprir o COMPROMISSO sob este Contrato (por exemplo, armazéns, estiva e contratos similares), este Contrato será automaticamente rescindido na data em que a PDB deixar de comercializar o Produto, e a PDB indenizará a KIMIA da seguinte forma:

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8.1.2.1.  In case PDB desists, cancels, discontinues or simply abandons this project between the moment this Agreement is signed until 12 (twelve) months prior to the start of the RAMP-UP, PDB will pay KIMIA all their expenses and investments pertaining to this COMMITMENT plus the percentage corresponding to 13% (thirteen percent), as long as KIMIA has presented in advance all expenses and investment plans pertaining to this COMMITMENT and PDB has approved them.

8.1.2.2.  In any other case (e.g. if PDB sells the project to a third party (whether affiliated to PDB or not) and such third party does not want to maintain KIMIA as its commercial off taker),

8.1.2.2.1.  PDB will pay KIMIA a lumpsum of USD ***. The period for this to occur comprises from the moment this Agreement is signed until the completion of RAMP UP, or

8.1.2.2.2.  PDB will pay KIMIA a lumpsum of USD ***. The period for this to occur comprises from completion of RAMP UP until 3 years later.

8.1.2.2.3.  as from 3 years after completion of RAMP UP, there will be no compensations for KIMIA.

8.1.3 Exclusively in the circumstance described in Clause 8.1.2.2, where a third-party purchaser of the Project elects to maintain KIMIA as commercial off-taker under this Agreement and KIMIA elects not to continue under

8.1.2.1.  Caso a PDB desista, cancele, descontinue ou simplesmente abandone este projeto entre o momento da assinatura deste Contrato e 12 (doze) meses antes do início do RAMP-UP, a PDB pagará à KIMIA todas as suas despesas e investimentos referentes a este COMPROMISSO, acrescidos do percentual correspondente a 13% (treze por cento), desde que a KIMIA tenha apresentado antecipadamente todos os planos de despesas e investimentos referentes a este COMPROMISSO e que a PDB os tenha aprovado.

8.1.2.2.  Em qualquer outro caso (por exemplo, se a PDB vender o projeto a um terceiro (seja ele afiliado a PDB ou não) e esse terceiro não quiser manter a KIMIA como seu comprador ou parceria comercial,

8.1.2.2.1.  A PDB pagará à KIMIA uma quantia única de USD ***. O período para que isso ocorra compreende o momento da assinatura deste Contrato até a conclusão do RAMP UP; ou

8.1.2.2.2.  A PDB pagará à KIMIA uma quantia única de USD ***. O período para que isso ocorra compreende a conclusão do RAMP UP até 3 anos depois.

8.1.2.2.3.  a partir de 3 anos após a conclusão do RAMP UP, não haverá compensações para a KIMIA.

8.1.3.Exclusivamente na circunstância descrita na Cláusula 8.1.2.2, quando um terceiro comprador do Projeto optar por manter a KIMIA como compradora comercial sob este Contrato e a KIMIA optar por não continuar sob este Contrato sem justa causa atribuível à PDB, este Contrato será

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this Agreement without cause attributable to PDB, this Agreement shall automatically terminate as of the date on which KIMIA so elects and KIMIA shall pay to PDB USD ***.

8.1.4 For the avoidance of doubt, this Clause 8.1.3 shall not apply to, nor limit, KIMIA’s liability in connection with any failure to withdraw PRODUCT, cancellation for convenience or refusal to pick up cargos, which shall remain fully subject to the take-or-pay obligations and indemnification regime set forth in Clauses 1.2, 2 and 8.1.1(ii), with any disputed amounts to be determined by the competent court pursuant to Clause 11.3.

8.2  The compensation provided for in Clauses 8.1.2 and 8.1.3 of this Agreement shall be considered liquidated damages solely for the specific events expressly described therein. In all other cases, the general indemnification regime of Clause 8.1 (and its subitems) shall apply.

8.3  The penalties provided for in Clause Two of this Agreement are non-compensatory in nature so that their payment does not exempt the breaching party from indemnifying the innocent party under the terms of this Clause.

9    CLAUSE NINE – INTEGRITY AND ANTI-CORRUPTION LAWS

9.1  Each PARTY,, on its own behalf and on behalf of its partners, officers, employees, service providers, and any third party acting on its behalf, undertakes to:

a)  Not engage in any activity considered bribery and/or corruption of Public Officials, in accordance with applicable criminal laws;

b)  Comply with all Brazilian laws, rules, and regulations that prohibit corruption and bribery;

c)  Not offer or agree to give any Public Official any gift or advantage of any kind that may be considered a violation of Brazilian laws,

automaticamente rescindido na data em que a KIMIA assim o decidir, e a KIMIA pagará à PDB US$ ***.

8.1.4.  Para evitar dúvidas, esta Cláusula 8.1.3 não se aplicará nem limitará a responsabilidade da KIMIA em relação a qualquer falha na retirada do PRODUTO, cancelamento por conveniência ou recusa de retirada de cargas, que permanecerão integralmente sujeitas às obrigações de “take or pay” e ao regime de indenização estabelecidos nas Cláusulas 1.2, 2 e 8.1.1(ii), sendo os valores contestados determinados pelo tribunal competente, de acordo com a Cláusula 11.3.

8.2.   A indenização prevista nas Cláusulas 8.1.2 e 8.1.3 deste Contrato será considerada indenização por danos liquidados exclusivamente para os eventos específicos expressamente descritos nelas. Em todos os demais casos, aplicar-se-á o regime geral de indenização da Cláusula 8.1 (e seus subitens).

8.3.   As penalidades previstas na Cláusula Segunda deste Contrato não têm natureza compensatória, de modo que seu pagamento não exime a parte infratora de indenizar a parte inocente nos termos desta Cláusula

9.  CLÁUSULA NOVE – LEIS DE INTEGRIDADE E ANTICORRUPÇÃO

9.1.   Cada PARTE, em seu próprio nome e em nome de seus sócios, executivos, funcionários, prestadores de serviços e qualquer terceiro agindo em seu nome, compromete-se a:

a)  Não se envolver em qualquer atividade considerada suborno e/ou corrupção de Agentes Públicos, de acordo com as leis penais aplicáveis;

b)  Cumprir todas as leis, normas e regulamentos brasileiros que proíbem corrupção e suborno;

c)  Não oferecer ou concordar em dar a qualquer Funcionário Público qualquer presente ou vantagem de qualquer espécie que possa ser considerada uma violação das leis brasileiras, tais como recompensas

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such as rewards for performing, abstaining from, or interrupting any mandatory act arising from this Agreement, or to favor or harm any person in connection with the obligations set forth herein;

d)  Not engage in any action that is or may be considered bribery of a Public Official as defined by the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the United States Foreign Corrupt Practices Act – FCPA, the UK Bribery Act – UKBA, and Brazilian Law No. 12.846/13 – Brazilian Anti-Corruption Law (collectively, the “Anti-Corruption Laws”);

e)  Act in accordance with the Foreign Corrupt Practices Act and the provisions contained in KIMIA’s Code of Conduct;

f)   Not make, offer, promise, or authorize the payment, directly or indirectly, of any amount or item of value to any person or Public Official with the purpose of illegally or improperly influencing the Public Official to act or refrain from acting in any public function, inducing the Public Official to act or omit any activity in violation of a legal duty, in order to obtain any undue advantage, or to induce the Public Official to use their influence over the government or its agencies to affect or influence any act or decision of the government or its agencies;

g)  Not make, offer, promise, or authorize the payment or transfer of any amount to any person or entity if any PARTY determines, after due diligence, that there is a reasonable likelihood that the payment or transferred amount, or any portion thereof, may be illegally or improperly passed on to a Public Official;

h)  Not give and/or receive, directly or indirectly, money or anything of value to any client, partner, subcontractor, and/or supplier of the PARTYwith the purpose of influencing any act or decision aimed at obtaining undue advantage or directing the business subject to this Agreement, or that in any way results pela prática, abstenção ou interrupção de qualquer ato obrigatório decorrente deste Contrato, ou para favorecer ou prejudicar qualquer pessoa em conexão com as obrigações aqui estabelecidas;

d)  Não se envolver em qualquer ação que seja ou possa ser considerada suborno de um Funcionário Público, conforme definido pela Convenção da OCDE sobre Combate ao Suborno de Funcionários Públicos Estrangeiros em Transações Comerciais Internacionais, a Lei de Práticas de Corrupção no Exterior dos Estados Unidos – FCPA, a Lei de Suborno do Reino Unido – UKBA e a Lei Brasileira nº 12.846/13 – Lei Anticorrupção Brasileira (coletivamente, as “Leis Anticorrupção”);

e)  Agir de acordo com a Lei de Práticas de Corrupção no Exterior e as disposições contidas no Código de Conduta da KIMIA;

f)   Não fazer, oferecer, prometer ou autorizar o pagamento, direta ou indiretamente, de qualquer quantia ou item de valor a qualquer pessoa ou Funcionário Público com o propósito de influenciar ilegal ou indevidamente o Funcionário Público a agir ou deixar de agir em qualquer função pública, induzindo o Funcionário Público a agir ou omitir qualquer atividade em violação de um dever legal, a fim de obter qualquer vantagem indevida ou induzir o Funcionário Público a usar sua influência sobre o governo ou suas agências para afetar ou influenciar qualquer ato ou decisão do governo ou suas agências;

g)  Não fazer, oferecer, prometer ou autorizar o pagamento ou transferência de qualquer quantia a qualquer pessoa ou entidade se qualquer PARTE determinar, após a devida diligência, que há uma probabilidade razoável de que o pagamento ou quantia transferida, ou qualquer parte dele, possa ser repassado ilegalmente ou indevidamente a um Funcionário Público;

h)  Não dar e/ou receber, direta ou indiretamente, dinheiro ou qualquer coisa de valor a qualquer cliente, parceiro, subcontratado e/ou fornecedor da PARTE com a finalidade de influenciar qualquer ato ou decisão que vise obter vantagem indevida ou direcionar os negócios objeto deste Contrato, ou que de qualquer forma resulte em concorrência desleal, corrupção,

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  in unfair competition, corruption, money laundering, or any other illegal practice.

Paragraph One:

Each PARTY shall immediately notify the other PARTY in the event of any violation of the Anti-Corruption Laws or any of the provisions of this Agreement, as soon as it becomes aware of or suspects any breach in the performance of this Agreement, whether related to improper conduct by PDB, KIMIA or any of their directors, representatives, employees, subcontractors, agents, or any third parties.

Paragraph Two:

For the purposes of the preceding items: “Public Official” means (a) an employee, officer, or representative of a Government Authority, or a person with regular authority to act on its behalf; (b) an agent of the Legislative, Executive, or Judicial branches; (c) an agent or employee of an international public organization; (d) a candidate for public office; (e) any person in an official, ceremonial, or delegated position by any Government Authority or its agencies; and (f) members of royal or tribal families, where applicable. “Government Authority” means (a) the Federal, State, or Municipal Government; (b) its agencies, councils, commissions, courts, or departments, whether civil or military; (c) associations, organizations, activities, or companies owned or controlled by the government (including those with equity participation by the entities listed in item (a) above); or (d) political parties.

Paragraph Three:

Each PARTY shall:

(i)  provide the other PARTY with true and complete documentation that reasonably details the work performed and any expenses incurred under this Agreement;

(ii)   maintain true, accurate, and complete invoices, reports, statements, books, and other records directly related to the performance of this Agreement; and

(iii)  obtain prior written authorization from the other PARTY for any extraordinary expenses not previously agreed upon in writing.

  lavagem de dinheiro ou qualquer outra prática ilegal.

Parágrafo Primeiro:

Cada PARTE deverá notificar imediatamente a outra PARTE em caso de qualquer violação das Leis Anticorrupção ou de qualquer disposição deste Contrato, assim que tomar conhecimento ou suspeitar de qualquer violação na execução deste Contrato, seja relacionada a conduta imprópria da PDB, da KIMIA ou de qualquer um de seus diretores, representantes, funcionários, subcontratados, agentes ou terceiros.

Parágrafo Segundo:

Para os fins dos itens anteriores: “Funcionário Público” significa (a) um funcionário, autoridade ou representante de uma Autoridade Governamental, ou uma pessoa com autoridade regular para agir em seu nome; (b) um agente dos poderes Legislativo, Executivo ou Judiciário; (c) um agente ou funcionário de uma organização pública internacional; (d) um candidato a cargo público; (e) qualquer pessoa em posição oficial, cerimonial ou delegada por qualquer Autoridade Governamental ou suas agências; e (f) membros de famílias reais ou tribais, quando aplicável. “Autoridade Governamental” significa (a) o Governo Federal, Estadual ou Municipal; (b) suas agências, conselhos, comissões, tribunais ou departamentos, sejam civis ou militares; (c) associações, organizações, atividades ou empresas de propriedade ou controladas pelo governo (incluindo aquelas com participação acionária das entidades listadas no item (a) acima); ou (d) partidos políticos.

Parágrafo Terceiro:

Cada PARTE deverá:

(i)  fornecer à outra PARTE documentação verdadeira e completa que detalhe razoavelmente o trabalho realizado e quaisquer despesas incorridas nos termos deste Contrato;

(ii)   manter faturas, relatórios, extratos, livros e outros registros verdadeiros, precisos e completos, diretamente relacionados à execução deste Contrato; e

(iii)  obter autorização prévia por escrito da outra PARTE para quaisquer despesas extraordinárias não previamente acordadas por escrito.

Parágrafo Quarto:

Cada PARTE permitirá, durante a vigência deste Contrato e por dois (2) anos após o seu término, que

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Paragraph Four:

Each PARTY shall allow, during the term of this Agreement and for two (2) years after its termination, the other PARTY’s duly appointed internal and/or external auditors to access, during regular business hours and upon at least ten (10) business days’ prior written notice, any books, documents, and records directly relevant to such PARTY’s transactions under this Agreement.

Any such audit shall be carried out in a manner that minimizes disruption to the audited PARTY’s operations and shall remain subject to applicable confidentiality, legal privilege, and data protection obligations.

In addition, each PARTY acknowledges that the other may reasonably conduct reputational due diligence with respect to its counterpart, provided such review is performed in good faith and in compliance with applicable law. The costs of any audit shall be borne by the auditing PARTY; however, if the audit reveals a discrepancy of more than five percent (5%) in the amounts determined, the reasonable and documented costs of the audit shall be reimbursed by the audited PARTY. If an overpayment or underpayment is identified, the necessary adjustment shall be made under the terms set forth in this agreement.

Paragraph Five:

Each PARTY shall ensure that those directly involved in the Activities related to this Agreement attend training sessions on FCPA, Code of Ethics, Compliance, and other integrity programs, as may be reasonably required by the other PARTY. Such trainings shall aim to ensure that all professional levels engaged in the execution of this Agreement understand and comply with the applicable integrity standards necessary for the success of the Agreement.

Paragraph Six:

Each PARTY undertakes to update these Representations and Warranties, during the term of this Agreement, if:

(i)  such PARTY, or any of its partners, officers, directors, employees primarily responsible for fulfilling this Agreement, or their immediate relatives, becomes a Public Official; or

(ii)   (ii) a Public Official becomes a partner, shareholder, officer, or director of such PARTY.

os auditores internos e/ou externos devidamente nomeados pela outra PARTE acessem, durante o horário comercial normal e mediante notificação por escrito com pelo menos dez (10) dias úteis de antecedência, quaisquer livros, documentos e registros diretamente relevantes para as transações de tal PARTE nos termos deste Contrato.

Qualquer auditoria deverá ser realizada de forma a minimizar a interrupção das operações da PARTE auditada e permanecerá sujeita às obrigações aplicáveis de confidencialidade, privilégio legal e proteção de dados.

Além disso, cada PARTE reconhece que a outra poderá, razoavelmente, conduzir a devida diligência reputacional em relação à sua contraparte, desde que tal revisão seja realizada de boa-fé e em conformidade com a legislação aplicável. Os custos de qualquer auditoria serão arcados pela PARTE auditora; no entanto, se a auditoria revelar uma discrepância superior a cinco por cento (5%) nos valores apurados, os custos razoáveis e documentados da auditoria serão reembolsados pela PARTE auditada. Caso seja identificado um pagamento a maior ou a menor, o ajuste necessário será feito nos termos estabelecidos neste contrato.

Parágrafo Quinto:

Cada PARTE deverá garantir que as pessoas diretamente envolvidas nas Atividades relacionadas a este Contrato participem de treinamentos sobre FCPA, Código de Ética, Compliance e outros programas de integridade, conforme razoavelmente exigido pela outra PARTE. Tais treinamentos deverão garantir que todos os níveis profissionais envolvidos na execução deste Contrato compreendam e cumpram os padrões de integridade aplicáveis, necessários para o sucesso do Contrato.

Parágrafo Sexto:

Cada PARTE se compromete a atualizar estas Declarações e Garantias, durante a vigência deste Contrato, se:

(i)  tal PARTE, ou qualquer um de seus sócios, diretores, conselheiros, funcionários principalmente responsáveis pelo cumprimento deste Contrato, ou seus parentes próximos, se tornar um Agente Público; ou

(ii)   (ii) um Agente Público se tornar sócio, acionista, diretor ou conselheiro de tal PARTE.

Parágrafo Sétimo:

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Paragraph Seven:

If either PARTY materially breaches any of the undertakings contained herein, the non-breaching PARTY shall have the right to terminate this Agreement upon written notice, provided that, if such breach is capable of being remedied, the breaching PARTY shall have thirty (30) days from receipt of such notice to cure the breach to the reasonable satisfaction of the non-breaching PARTY. In any event, if the breach involves fraud, corruption, bribery, money laundering, or any other unlawful conduct that could result in sanctions or reputational harm to the non-breaching PARTY, termination may occur immediately, without the need for prior notice or cure period.

The breaching PARTY shall indemnify and defend the non-breaching PARTY, its partners, directors, employees, and agents from any damages or liabilities resulting from proven material violations of the obligations assumed under this Clause. The exercise by the non-breaching PARTY of any remedies provided herein shall not prejudice its right to other remedies available under this Agreement or applicable law.

10   CLAUSE TEN – ASSIGNMENT OR TRANSFER

10.1 PDB is hereby authorized by KIMIA to assign, transfer, pledge, or guarantee (“ASSIGN”), in whole or in part, the future rights to receive the PRICE to national or foreign financial institutions for the purpose of structuring necessary financial operations to the implementation of the PROJECT.

11   CLAUSE ELEVEN – APPLICABLE LAW AND FORUM OF ELECTION

11.1 This COMMITMENT will be governed by and interpreted in accordance with the laws of the Federative Republic of Brazil.

11.2 This COMMITMENT is concluded in the Portuguese and English versions, and in the event of conflict, the Portuguese version shall prevail.

11.3 The PARTIES, by common and reciprocal agreement, elect the jurisdiction of the Judicial District of Manaus/Amazonas as the only competent one to know and resolve any doubts or disputes arising from the interpretation and execution of any of the clauses, conditions, rights and obligations

Caso qualquer uma das PARTES viole materialmente qualquer um dos compromissos aqui contidos, a PARTE não infratora terá o direito de rescindir este Contrato mediante notificação por escrito, desde que, se tal violação for passível de reparação, a PARTE infratora terá trinta (30) dias a partir do recebimento da notificação para saná-la de forma razoavelmente satisfatória para a PARTE não infratora. Em qualquer caso, se a violação envolver fraude, corrupção, suborno, lavagem de dinheiro ou qualquer outra conduta ilícita que possa resultar em sanções ou danos à reputação da PARTE não infratora, a rescisão poderá ocorrer imediatamente, sem a necessidade de aviso prévio ou prazo de sanação.

A PARTE infratora indenizará e defenderá a PARTE não infratora, seus sócios, diretores, funcionários e agentes de quaisquer danos ou responsabilidades resultantes de violações materiais comprovadas das obrigações assumidas sob esta Cláusula. O exercício pela PARTE não infratora de quaisquer recursos aqui previstos não prejudicará seu direito a outros recursos disponíveis sob este Contrato ou a legislação aplicável.

10.  CLÁUSULA DÉCIMA – CESSÃO OU TRANSFERÊNCIA

10.1. A PDB fica autorizado pela KIMIA a ceder, transferir, penhorar ou garantir (“CESSÃO”), no todo ou em parte, os direitos futuros de recebimento do PREÇO a instituições financeiras nacionais ou estrangeiras, com a finalidade de estruturar as operações financeiras necessárias à implementação do PROJETO.

11.  CLÁUSULA ONZE – LEI APLICÁVEL E FORO DE ELEIÇÃO

11.1. Este COMPROMISSO será regido e interpretado de acordo com as leis da República Federativa do Brasil.

11.2. Este COMPROMISSO é celebrado na versão em Português e Inglês, sendo que em caso de conflito, a versão em Português deve prevalecer.

11.3. As PARTES, de comum acordo e recíproco, elegem o foro da Comarca de Manaus/Amazonas como o único competente para conhecer e dirimir quaisquer dúvidas ou litígios decorrentes da interpretação e execução de quaisquer das cláusulas, condições, direitos e obrigações estabelecidos neste COMPROMISSO e em

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   established in this COMMITMENT and in any documents related thereto, with express waiver of any other.

12   CLAUSE TWELVE – CONFIDENTIALITY AND PUBLICITY

12.1 The PARTIES undertake to maintain confidentiality and not to disclose or make public the terms and conditions of this COMMITMENT and any related documents and covenants for a period of three (3) years after the termination of this COMMITMENT, for any reason, without the prior consent of the other PARTY, except for any information that (a) is or will become public domain without breaching the obligation of secrecy referred to in this clause; (b) it was already known to the PARTY receiving the information at the time of such disclosure by the other PARTY; or (c) has been lawfully received, by any of the PARTIES, from third parties who are not subject to any obligation of secrecy towards the other PARTY.

   For clarity purposes, in any IPO events, share offerings, capital market operations, fundraising, and any other similar events where a PARTY intends to disclose any information of this COMMITMENT (including its existence) to any third party, including any government authorities, said PARTY shall not need to obtain the prior consent of the other PARTY in relation to such disclosure but shall submit the material and information to be disclosed to the other PARTY at least ten (10) days in advance at the date of disclosure.

12.2 Notwithstanding the provisions of this Clause 12, the PARTIES agree that they may not make announcements or disclosures aimed at the general public and third parties, including customers and/or suppliers, in relation to the operations that are the subject of this COMMITMENT (and the COMMITMENT itself), obliging themselves request the approval of the other PARTY of the content of the materials intended for disclosures dealt with herein.

13   CLAUSE THIRTEEN – ACT OF GOD AND FORCE MAJEURE

13.1 Without prejudice to the provisions of this agreement, the enforceability of this Agreement may be suspended in the event quaisquer documentos a ele relacionados, com expressa renúncia a qualquer outro.

12.  CLÁUSULA DOZE – CONFIDENCIALIDADE E PUBLICIDADE

12.1. As PARTES se comprometem a manter sigilo e a não divulgar ou tornar públicos os termos e condições deste COMPROMISSO e quaisquer documentos e cláusulas correlatas pelo prazo de três (3) anos após o término deste COMPROMISSO, por qualquer motivo, sem o prévio consentimento da outra PARTE, exceto por qualquer informação que (a) seja ou venha a se tornar de domínio público sem violação da obrigação de sigilo a que se refere esta cláusula; (b) já fosse de conhecimento da PARTE que a recebeu no momento de tal divulgação pela outra PARTE; ou (c) tenha sido licitamente recebida, por qualquer das PARTES, de terceiros que não estejam sujeitos a qualquer obrigação de sigilo para com a outra PARTE.

   Para fins de clareza, em quaisquer eventos de IPO, ofertas de ações, operações de mercado de capitais, captação de recursos e quaisquer outros eventos semelhantes em que uma PARTE pretenda divulgar qualquer informação deste COMPROMISSO (incluindo sua existência) a terceiros, incluindo quaisquer autoridades governamentais, a referida PARTE não precisará obter o consentimento prévio da outra PARTE em relação a tal divulgação, mas deverá enviar o material e as informações a serem divulgados à outra PARTE com pelo menos dez (10) dias de antecedência na data da divulgação.

12.2. Não obstante o disposto nesta Cláusula 12, as PARTES concordam que não poderão fazer anúncios ou divulgações direcionados ao público em geral e a terceiros, incluindo clientes e/ou fornecedores, em relação às operações objeto deste COMPROMISSO (e do próprio COMPROMISSO), obrigando-se a solicitar a aprovação da outra PARTE do conteúdo quanto aos materiais destinados às divulgações aqui tratadas.

13.  CLÁUSULA TREZE – CASO FORTUITO E FORÇA MAIOR

13.1. Sem prejuízo do disposto neste contrato, a exequibilidade deste poderá ser suspensa na hipótese de uma das PARTES ficar impedida de cumprir as obrigações aqui previstas, em razão de caso fortuito ou força maior,

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   that a PARTY is prevented from fulfilling the obligations set forth herein, due to acts of God or force majeure, as provided for in article 393 of Law No. 10.406/2002 (Brazilian Civil Code). It is noted, however, that this suspension will last only for the period in which the effects of such events prevent the fulfillment of the aforementioned obligations.

13.2 In the event of the occurrence of events with the characteristics described above, the Party, unable to fulfill its obligations, shall notify the other PARTY in writing as soon as possible, but within a period not exceeding five (5) business days after said occurrence. In the absence of timely notice to that effect, the PARTY will lose the benefit of the temporary suspension of obligations set forth in this Agreement.

13.3 If the situation of Force Majeure prevents PDB from producing Product and continues for more than sixty (60) consecutive days, all “take or pay” obligations and related penalties under this Agreement shall be suspended for the duration of the event; if that event persists uninterrupted for twelve (12) consecutive months, either Party may terminate this Agreement upon fifteen (15) days’ prior written notice to the other Party, without liability for termination penalties or further obligations.

14   CLAUSE FOURTEEN – FINAL PROVISIONS

14.1 Notifications and Communications. All notifications, communications, requests, and other notices provided from PARTY to PARTY under the terms of this COMMITMENT shall be made in writing and sent by email or by registered or registered letter to the following addresses:

   If for PDB:

   Rebeca Larrat

   Address: 310 Rio Iça Street, Room 105, Nossa Senhora das Graças, ZIP Code 69053-100, Manaus, Amazonas, Brazil.

   E-mail: rebeca.larrat@potassiodobrasil.com.br

   conforme previsto no artigo 393 da Lei nº 10.406/2002 (Código Civil Brasileiro). Ressalta-se, contudo, que tal suspensão perdurará apenas pelo período em que os efeitos de tais eventos impeçam o cumprimento das obrigações acima mencionadas.

13.2. Na hipótese de ocorrência de eventos com as características acima descritas, a Parte, impossibilitada de cumprir com suas obrigações, deverá notificar a outra PARTE, por escrito, o mais breve possível, porém em prazo não superior a cinco (5) dias úteis após a referida ocorrência. Na ausência de notificação tempestiva nesse sentido, a PARTE perderá o benefício da suspensão temporária de obrigações prevista neste Contrato.

13.3. Se a situação de Força Maior impedir a PDB de produzir o Produto e persistir por mais de sessenta (60) dias consecutivos, todas as obrigações de “take or pay” e penalidades relacionadas sob este Contrato serão suspensas durante o período do evento; se o evento persistir ininterruptamente por doze (12) meses consecutivos, qualquer uma das Partes poderá rescindir este Contrato mediante notificação prévia por escrito de quinze (15) dias à outra Parte, sem responsabilidade por penalidades de rescisão ou obrigações adicionais.

14.  CLÁUSULA QUATORZE 44– DISPOSIÇÕES FINAIS

14.1. Notificações e Comunicações. Todas as notificações, comunicações, solicitações e outros avisos fornecidos pela PARTE à PARTE, nos termos deste COMPROMISSO, deverão ser feitos por escrito e enviados por e-mail ou por carta registrada ou protocolada para os seguintes endereços:

   Para PDB:

   Rebeca Larrat

   Endereço: Rua Rio Iça, 310, Sala 105, Nossa Senhora das Graças, CEP 69053-100, Manaus, Amazonas, Brasil.

   E-mail:

   rebeca.larrat@potassiodobrasil.com.br

   Para KIMIA:

   Sr(a). Elie Georges Cohen

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   If for KIMIA:

   Mr. Elie Georges Cohen

   Address: Al. Santos, n. 2326, 16o andar, bairro Cerqueira Cesar, São Paulo, SP. CEP 01418-200

   E-mail: elie@bulkfertz.net

14.2 Full Commitment, Irrevocability, and Irreversibility. This COMMITMENT constitutes the entire agreement between the PARTIES with regard to its purpose, replacing any and all prior agreements and understandings between the PARTIES, verbal or in writing. This COMMITMENT and the obligations established therein are contracted on an irrevocable and irreversible basis, thus not involving any type of regret, rescission, or cancellation, except for the cases of termination expressly established therein.

14.3 Liberality. If one of the PARTIES tolerates any infringement in relation to any provision of this COMMITMENT (and/or any other documents related thereto), or fails to demand compliance with any term or condition established herein, it does not mean that it has released the other PARTY of the obligations assumed and that the breached provision has not been considered as canceled, this mere act of liberality not constituting a novation of the clauses of this COMMITMENT, nor affecting its rights, which may be exercised at any time.

14.4 Amendments. Any amendment to this COMMITMENT will be valid only through a written instrument duly signed by the PARTIES, which will become an integral part of this COMMITMENT for all purposes and effects.

14.5 Electronic Signatures. The PARTIES expressly consent, authorize, accept, and recognize as valid any form of proof of authorship by the PARTIES’ signatories to this instrument and witnesses through their respective digital signatures obtained through electronic certificates, even if they are electronic certificates not issued by the Infrastructure of Brazilian Public Keys ICP-Brasil pursuant to Article 10, §2 of Provisional Measure 2.200-2 of August 24, 2001 and, thus, recognize and admit, irrevocably and irreversibly, that said signatures are considered by them to be valid and true, being

   Endereço: Al. Santos, n. 2326, 16o andar, bairro Cerqueira Cesar, São Paulo, SP. CEP 01418-200

   E-mail: elie@bulkfertz.net

14.2. Compromisso Integral, Irrevogabilidade e Irreversibilidade. Este COMPROMISSO constitui o acordo integral entre as PARTES quanto ao seu objeto, substituindo todos e quaisquer acordos e entendimentos anteriores entre as PARTES, verbais ou escritos. Este COMPROMISSO e as obrigações nele estabelecidas são contraídos em caráter irrevogável e irretratável, não envolvendo, portanto, qualquer tipo de arrependimento, rescisão ou cancelamento, exceto nos casos de rescisão expressamente previstos.

14.3. Liberalidade. Caso uma das PARTES tolere qualquer infração em relação a qualquer disposição deste COMPROMISSO (e/ou quaisquer outros documentos a ele relacionados), ou deixe de exigir o cumprimento de qualquer termo ou condição aqui estabelecido, isso não significa que tenha liberado a outra PARTE das obrigações assumidas e que a disposição violada não tenha sido considerada cancelada, não constituindo este mero ato de liberalidade novação das cláusulas deste COMPROMISSO, nem afetando seus direitos, que poderão ser exercidos a qualquer tempo.

14.4. Termos Aditivos e Alterações. Qualquer alteração a este COMPROMISSO será válida somente por meio de instrumento escrito devidamente assinado pelas PARTES, que se tornará parte integrante deste COMPROMISSO para todos os fins e efeitos.

14.5. Assinaturas Eletrônicas. As PARTES expressamente consentem, autorizam, aceitam e reconhecem como válida qualquer forma de comprovação de autoria por seus signatários deste instrumento e testemunhas por meio de suas respectivas assinaturas digitais obtidas por meio de certificados eletrônicos, ainda que se trate de certificados eletrônicos não emitidos pela Infraestrutura de Chaves Públicas Brasileiras ICP-Brasil nos termos do artigo 10, §2º da Medida Provisória nº 2.200-2, de 24 de agosto de 2001, e, assim, reconhecem e admitem, de forma irrevogável e irretratável, que referidas assinaturas são por elas consideradas válidas e verdadeiras, sendo certo que tais certidões serão

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certain that such certificates will be sufficient for the veracity, authenticity, integrity, validity and effectiveness of this COMMITMENT.

And in witness whereof, the PARTIES sign this COMMITMENT together with two ppwitnesses for all purposes and effects of law.

suficientes para a veracidade, autenticidade, integridade, validade e eficácia deste COMPROMISSO.

E em testemunho do que, as PARTES assinam o presente COMPROMISSO juntamente com duas testemunhas para todos os fins e efeitos de direito.

Manaus/AM, October 28, 2025

POTÁSSIO DO BRASIL LTDA. Name: Raphael Bloise Position	KIMIA Name: Elie Georges Cohen Position

Witnesses:	KIMIA Name: Dan Turkieniez Position
Name: Rebeca Larrat CPF: E-mail: rebeca.larrat@potassiodobrasil.com.br	Name: Nelson Moreno CPF: e-mail: nelson@bulkfertz.net

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ANEXO I (ANNEX I)

ESPECIFICAÇÕES DO PRODUTO (PRODUCT SPECIFICATION

POTÁSSIO DO BRASIL

Product Reference Sheet

Source: Autazes, Amazonas, Brazil
Product: Potassium Chloride, KCl, Potash, MOP

Guarantee Chemical Specification (1)

Component	Typical (%)	Min (%)	Max (%)
KCl	95.50	95.00	
NaCl	4.12		5.00
$CaSO_4$	0.01		
K_2SO_4	0.00		
$MgSO_4$	0.05		
Na_2SO_4	0.04		
$MgCl_2$	0.00		
Insoluble	0.14		0.22
H_2O	0.20		0.50

Typical Particle Size Distribution (1)

Opening	Value	Range
6.0 mm	%	0 – 5
4.0 mm	%	20 – 40
2.8 mm	%	40 – 70
2.36 mm	%	65 – 85
2.0 mm	%	85 – 98
1.7 mm	%	95 - 100

Physical Properties

Bulk Density (2)	Kg/m^3	1.04 – 1.20
Angle of Repose (1)	Degrees	32°
Size Guide Number (SGN) (1)		262
Color (1)		Pink

Notes:
1. Source: Bench Scale Test work
2. Source: Estimated

MANAUS – Rua Rio Içá, nº 310, Sala 105, Nossa Senhora das Graças, CEP: 69053-100 – Manaus/AM
AUTAZES – Rua Coronel Soares nº 595, Olinda, CEP: 69.240-000 – Autazes/AM
BELO HORIZONTE – Av. Afonso Pena nº 3130, Sala 701, Funcionários, CEP: 30130-009 – Belo Horizonte/MG

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ANEXO II (ANNEX II)

PREÇO PROVISÓRIO DO PRODUTO (PROVISIONAL PRODUCT PRICE)

As described in Clause 5 above, the price formula covering this commercial agreement shall be read as follows (to be priced 30 days prior to each delivery month):

PVMi=X-Y+Z+F1-F2-R+PP

PVPV=X-Y+Z+F1-F2-R+PP

Where:

PVMi= PDB sales price to KIMIA for Miritituba delivers

PVPV= PDB sales price to KIMIA for Porto Velho delivers

X= CFR Brazil AVERAGE of 3 publications mutually agreed upon

Y= KIMIA’s Marketing Fee : US$***

Z = Costs of discharge/nationalization/demurrage in the principal discharge ports of Santos and Paranaguá (average) covering KIMIA’s final sales destinations such as AM/PA/RO/MT

F1Mi and F1PV = Truck or Rail freight from such ports to final sale’s destinations – Brasnorte for the West part of Mato Grosso and Sorriso for the East part of Mato Grosso. (more details below and at the Procedure to be created).

F2Mi and F2PV = Barge cost to Miritituba and Porto Velho plus truck freight from Miritituba and Porto Velho to final sale’s destinations – Brasnorte for the West part of Mato Grosso and Sorriso for the East part of Mato Grosso. (more details below and at the Procedure to be created as per the clause 3.3.1 of the Contract).

R = Rebate basis performance (volume) per client group (small, medium and large)

Both PARTIES will mutually agree on the corresponding costs (Z, F1, F2 and R) as follows and it will be detailed on the procedure to be created as per the clause 3.3.1 of the Contract):

-	Z : 30 days prior to the beginning of the commercial year (this cost will be considered for the year unless a significant change occurs otherwise)
-	F1 and F2 : 30 days prior to the beginning of each quarter. This may be adjusted in case of significant market alterations upon mutual agreement
-	R : 30 days prior to the beginning of the commercial year (this cost will be considered for the year unless a significant change occurs otherwise)

Examples (To be detailed on the procedure to be created as per the clause 3.3.1 of the Contract)

Z = Port Discharge/Nationalization/Demurrage Costs:

Santos : R$ zzz /t

Paranagua : R$ qqq /t

F1Mi and F1PV = Freight from ports to final sale’s destinations:

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Santos to Brasnorte/MT : R$ aaa /t

Santos to Sorriso/MT : R$ bbb /t

Paranagua to Sorriso/MT.....

Etc....

F2Mi and F2PV = Barge cost to Miritituba and Porto Velho plus truck freight from Miritituba and Porto Velho to final sale’s destinations: Brasnorte MT e Sorriso MT

Barge from Vila de Urucurituba Port to Miritituba: R$ vvv /t

Barge from Vila de Urucurituba Port to Porto Velho: R$ ttt /t

Freight from Porto Velho to Brasnorte: R$ nnn /t

Freight from Miritituba to Sorriso: R$ sss /t

R = Client’s performance rebates:

Large Customers – annual K sales volume above *** kt: R$ ***/t

Medium Customers - annual K sales volume between *** and *** kt: ***/t

Small Customers - annual K sales volume below *** kt: ***

PP – A table with increase in % pending of the number of days to do the payment.

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ANEXO III (ANNEX III)

CÁLCULO DAS CLÁUSULAS 5.5 E 5.6 (CALCULATION OF CLAUSES 5.5 AND 5.6)

***